Exhibit 99.1

Oracle Comments on European Commission Extension

REDWOOD SHORES, Calif., September 3, 2009 — Oracle Corporation (NASDAQ:ORCL) announced today that the European Commission has decided to seek more information regarding Oracle’s acquisition of Sun Microsystems by conducting a Phase Two inquiry. The U.S. Department of Justice approved Oracle’s proposed acquisition of Sun Microsystems without conditions and terminated the waiting period under the Hart-Scott-Rodino Act on August 20, 2009. Sun’s stockholders approved the transaction on July 16, 2009. Closing of the transaction is subject to certain conditions, including clearance by the European Commission.

About Oracle

Oracle (NASDAQ:ORCL - News) is the world’s largest business software company. For more information about Oracle, please visit our Web site at http://www.oracle.com.

Trademark

Oracle is a registered trademark of Oracle Corporation and/or its affiliates. Other names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements about Oracle and Sun, including statements that involve risks and uncertainties concerning when the transaction might close. When used in this press release, any statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Sun, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed and the possibility that Oracle or Sun may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Sun.

In addition, please refer to the documents that Oracle and Sun, respectively, file with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K for additional risks. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Neither Oracle nor Sun is under any duty to update any of the information in this press release.

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Oracle Contact:

Karen Tillman

Oracle

1-650-607-0326

Karen.tillman@oracle.com